Exhibit 10.4

PERFORMANCE GUARANTEE

THIS PERFORMANCE GUARANTEE (this “Guarantee”), dated as of March 3, 2009, is executed by United Stationers Inc., an Delaware corporation (the “Performance Guarantor”) in favor of United Stationers Receivables, LLC, an Illinois limited liability company (together with its successors and assigns, “Recipient”).

RECITALS

1.                                       United Stationers Supply Co., an Illinois corporation (the “Originator”) and United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) have entered into a Receivables Sale Agreement, dated as of March 3, 2009 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originator, subject to the terms and conditions contained therein, is selling and/or contributing its respective right, title and interest in its accounts receivable to the Seller.

2.                                       The Seller and Recipient have entered into a Receivables Purchase Agreement, dated as of March 3, 2009 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Seller, subject to the terms and conditions contained therein, is selling and/or contributing its right, title and interest in its accounts receivable (consisting of the accounts receivable acquired by the Seller from the Originator pursuant to the Sale Agreement) to Recipient.

3.                                       Performance Guarantor owns (directly or indirectly) one hundred percent (100%) of the capital stock and/or membership interests, as the case may be, of the Originator, the Seller and Recipient, and each of the Originator and the Seller, and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from the sale or contribution of receivables to Recipient pursuant to the Purchase Agreement (which benefits are hereby acknowledged).

4.                                       As an inducement for Recipient to acquire such accounts receivable, Performance Guarantor has agreed to guaranty the due and punctual performance by the Originator and the Seller of their respective obligations under the Sale Agreement and the Purchase Agreement, as well as the Seller’s Servicing Related Obligations (as hereinafter defined).

5.                                       Performance Guarantor wishes to guaranty the due and punctual performance by the Originator and the Seller of their respective obligations under or in respect of the Sale Agreement and the Purchase Agreement and Seller’s Servicing Related Obligations, as provided herein.

AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

Section 1.  Definitions.  Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Agreements (as hereinafter defined).  In addition:

Guaranteed Obligations:  Collectively:  (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by the Originator or the Seller under and pursuant to the Sale Agreement and each other document executed and delivered by the Originator or the Seller pursuant to the Sale Agreement or any other Transaction Document, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by the Originator or the Seller under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, (b) all covenants, agreements, terms, conditions and indemnities to be performed and observed by the Seller under and pursuant to the Purchase Agreement and each other document executed and delivered by the Seller pursuant to the Purchase Agreement or any other Transaction Document, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by the Originator or the Seller under the Purchase Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (c) all obligations (i) of the Seller as Servicer under the Transfer and Administration Agreement, dated as of March 3, 2009 by and among Recipient, the Originator, the Seller, Enterprise Funding Company, LLC, Market Street Funding, LLC, PNC Bank, National Association and Bank of America, National Association, as Agent (as amended, restated, modified, supplemented, replaced or waived, the “TAA” and, together with the Sale Agreement and the Purchase Agreement, the “Agreements”) or (ii) of the Seller which arise pursuant to Section 7.2 or Section 9.6 of the TAA following its termination as Servicer which relates to acts or omissions of it as Servicer (all such obligations under this clause (c), collectively, the “Servicing Related Obligations”).

Section 2.  Guaranty of Performance of Guaranteed Obligations.  Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by the Originator and the Seller of their respective Guaranteed Obligations.  This Guarantee is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of the Originator and the Seller under the Agreements and each other document executed and delivered by the Originator or the Seller pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by the Originator to the Seller or by the Seller to Recipient, the Agent or any Investor from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or any Investor in favor of the Originator or the Seller or any other Person or other means of obtaining payment.  Should the Originator or the Seller default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.  Notwithstanding the foregoing, this Guarantee is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by the Originator or the Seller results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve the Originator or the Seller from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its Guarantee hereunder with respect to the full performance of such duties.

Section 3.  Performance Guarantor’s Further Agreements to Pay.  Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Guarantee and the enforcement thereof and of this Guarantee and the Guaranteed Obligations, together with interest on amounts recoverable under this Guarantee from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

Section 4.  Waivers by Performance Guarantor.  Performance Guarantor waives notice of acceptance of this Guarantee, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Guarantee, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Guarantee, giving notice of any Termination Event, Potential Termination Event, other default or omission by the Originator or the Seller or asserting any other rights of Recipient under this Guarantee.  Performance Guarantor warrants that it has adequate means to obtain from the Originator and the Seller, on a continuing basis, information concerning the financial condition of the Originator and the Seller, and that it is not relying on Recipient to provide such information, now or in the future.  Performance Guarantor also irrevocably waives all defenses (1) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (2) that arise under the law of suretyship, including impairment of collateral.  Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Guarantee, to deal with the Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Guarantee, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following:  (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Potential Termination Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto;  (d)  any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of the Originator or the Seller or any part thereof or amounts which are not covered by this Guarantee even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of the Originator or the Seller to amounts which are covered by this Guarantee; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against the Originator or the Seller in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of the Originator or the Seller to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (A) through (I) of this Section 4.

Section 5.  Unenforceability of Guaranteed Obligations Against Originator.  Notwithstanding (a) any change of ownership of the Originator or the Seller or the insolvency, bankruptcy or any other change in the legal status of the Originator or the Seller; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of the Originator or the Seller or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guarantee, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guarantee; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from the Originator or the Seller for any other reason other than final payment in full of the payment obligations in accordance with their terms, this Guarantee shall nevertheless be binding on Performance Guarantor.  This Guarantee shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Originator or the Seller or for any other reason with respect to the Originator or the Seller, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

Section 6.  Representations and Warranties.  Performance Guarantor hereby represents and warrants to Recipient that:

(a)                         Existence and Standing.  It (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, which is its sole jurisdiction of formation, (2) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (3) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                        Authorization, Execution and Delivery; Binding Effect; No Conflict.  The execution, delivery and performance by it of this Guarantee and any other Transaction Document to which it is a party is (1) within its organizational powers, (2) have been duly authorized by all necessary organizational action, (3) require no action by or in respect of, or filing with, any Official Body or official thereof, (4) do not contravene or constitute a default under (a) its organizational documents, (b) any Law applicable to it, (c) any contractual restriction binding on or affecting it or its property or (d) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, or (5) result in the creation or imposition of any Adverse Claim upon or with respect to its property or the property of any of its Subsidiaries (except as contemplated hereby), for purposes of clause (iv) hereof except to the extent such failure would not be reasonably expected to have a Material Adverse Effect. This Guarantee and the other Transaction Documents to which it is a party have been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

(c)                         Financial Statements.  Its consolidated financial statements furnished by it to the Recipient for purposes of or in connection with this Guarantee or any transaction contemplated hereby, taken as a whole, is, and all such information hereafter furnished by it to the Recipient will be, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(e)                         Taxes.  It has (1) timely filed all tax returns (federal, state and local) required to be filed, (2) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes.

(f)                           Litigation and Contingent Obligations.  Except as disclosed in the filings made with the Securities and Exchange Commission, it is not in violation of any order of any Official Body or arbitrator, except where such violation would not be reasonably expected to have a Material Adverse Effect on it or its Subsidiaries.  There are no actions, suits, litigation or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Material Subsidiaries or their properties, in or before any Official Body or arbitrator, which may, individually or in the aggregate, have a Material Adverse

Effect on its or its Subsidiaries.  It does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(c).

(g)                        Disclosure of the Transaction. The Performance Guarantor makes the representations and agrees to the covenants set forth in Schedule 6.1(g) which are incorporated herein by reference.

Section 7.  Subrogation; Subordination.  Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor:  (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or any Investor against the Originator or the Seller, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agent and any Investor against the Originator or the Seller and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against the Originator or the Seller that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against the Originator or the Seller in respect of any liability of Performance Guarantor to the Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Agent or any Investor.  The payment of any amounts due with respect to any indebtedness of the Originator or the Seller now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations.  Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Originator or the Seller to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full.  If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Guarantee.  The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

Section 8.  Termination of Performance Guarantee.  Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the TAA is terminated, provided that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Originator or the Seller or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Guarantee.  No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the

Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Guarantee.

Section 9.  Effect of Bankruptcy.  This Guarantee shall survive the insolvency of the  Originator or the Seller and the commencement of any case or proceeding by or against the Originator or the Seller under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes.  No automatic stay under the federal bankruptcy code with respect to the Originator or the Seller or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which the Originator or the Seller is subject shall postpone the obligations of Performance Guarantor under this Guarantee.

Section 10.  Setoff.  Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Guarantee, whether or not Recipient (or any such assign) shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.

Section 11.  Taxes.  All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding.  If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 12.  Further Assurances.  Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request.  Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of Recipient hereunder.

Section 13.  Successors and Assigns.  This Guarantee shall be binding upon Performance Guarantor, its successors and permitted assigns (to the extent permitted under the Agreements), and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Recipient may, in accordance with the Transaction Documents, assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

Section 14.  Amendments and Waivers.  No amendment or waiver of any provision of this Guarantee nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Performance Guarantor.  No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 15.  Notices.  All notices and other communications provided for hereunder shall be made in writing (including electronic transmission, facsimile transmission or similar writing) and shall be addressed as follows:  if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other.  Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 15.

Section 16.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 17.  CONSENT TO JURISDICTION.  EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 18.  Bankruptcy Petition.  Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Conduit Investor, it will not institute against, or join any other Person in instituting against, the Conduit Investor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 19.  Miscellaneous.  This Guarantee constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guarantee shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations.  The provisions of this Guarantee are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.  Any provisions of this Guarantee which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Guarantee.

IN WITNESS WHEREOF, Performance Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

UNITED STATIONERS INC.

By:
Name:
Title:

Address for Notices:

United Stationers Inc.

One Parkway North,

Suite 100

Deerfield, Illinois 60015

Attention: Robert J. Kelderhouse, Treasurer

with a copy to: Eric A. Blanchard, General Counsel

Telephone: (847) 627-2585

Facsimile: (847) 627-7111

SCHEDULE 6.1(g)

Performance Guarantor—Disclosure Representations and Covenants

Disclosure of the Transactions

1.                        The transactions referred to in the Opinion (the “Transactions”) have been or will be publicly disclosed as follows the Transactions will be addressed in notes relating to Performance Guarantor’s securitization activities in its financial statements.

2.                        The footnotes that describe Performance Guarantor’s securitization activities (which include the Transactions) in Performance Guarantor’s consolidated financial statements (which will include the Originator, the Seller and the SPV) will describe Performance Guarantor’s securitization activities, will inform readers that securitized assets (such as the Receivables) are isolated in special purpose entities and support the securities issued by those entities.

3.                        Performance Guarantor will not conceal any transfers contemplated by the agreements referred to on Schedule II to the Opinion (the “Agreements”) from any interested party.  Although obligors on the Receivables will not be affirmatively informed of the transfers of their obligations, Performance Guarantor will not conceal the transfers from any obligor that inquires.  Also, (other than certain rebates and allowances in respect of Receivables) the obligors are not expected to be material creditors of Performance Guarantor.

Terms of the Transactions

4.                        Performance Guarantor’s believes that its guaranty in the Performance Guarantee does not cause Performance Guarantor to retain or assume the risk of nonpayment or other material financial risks of the Receivables based in part on the belief that the matters covered are unlikely to occur.  The guaranty is not intended to cover material liabilities that are reasonably likely to occur.

5.                        There are no agreements or understandings between the SPV, on one hand, and Performance Guarantor, Seller or Originator or any of Originator’s other affiliates that are relevant to the Transactions other than the Agreements and any other agreements and understandings specifically referenced in the Agreements.  In particular, there are no other agreements or understandings pursuant to which Performance Guarantor or another of its other affiliates (a) is responsible for maintaining the SPV’s solvency or (b) provides recourse, guarantees or otherwise retains or assumes financial risks with respect to the Receivables.

Relationship Between Performance Guarantor and the SPV

6.                        The SPV is a wholly-owned subsidiary of Seller, Seller is a wholly owned subsidiary of Originator and Originator is a wholly-owned subsidiary of Performance Guarantor, and the SPV was formed for the special purpose of consummating the Transactions.

7.                        Performance Guarantor intends to act in a manner that is consistent with the SPV’s separate and distinct existence and will correct any known misunderstanding regarding its status as a separate entity.

8.                        Seller prepares and maintains separate corporate and financial records from the SPV that accurately reflect its assets, liabilities and financial affairs.  Performance Guarantor’s believes its assets and liabilities can be readily and inexpensively segregated, ascertained and identified separate from those of the SPV.  All transactions between Performance Guarantor and the SPV, including monetary transactions, are and will be properly reflected in Performance Guarantor’s books and records Performance Guarantor believes that each will be on terms and conditions consistent with those of an arm’s length transaction.

9.                        Performance Guarantor believes that the consolidation of Performance Guarantor’s and the SPV’s business operations would not result in any significant cost savings or in a significantly greater efficiency or profitability of such combined business operation.

10.                  Performance Guarantor and the SPV do not intend to commingle their assets and liabilities, except that Seller, as Servicer of the Receivables: (a) may temporarily commingle collections pending identification and transfer to a collection account for the Transactions; and (b) will retain books and records pertaining to the Receivables.  Performance Guarantor does not maintain joint bank accounts or other the SPV accounts to which the SPV has independent access.

11.                  An integration of business functions between Performance Guarantor and the SPV, if any, exists only to the extent summarized in this paragraph.  The SPV is operated for the exclusive purpose of purchasing Receivables from Seller.  The SPV will have no employees, and the SPV’s day-to-day business operations with respect to the Receivables will be conducted through Seller, in its capacity as Servicer, pursuant to the Transfer and Administration Agreement and that under that agreement, Seller has limited rights, in its capacity as Servicer, to enter into modifications of Receivables on behalf of the SPV, and Seller is generally not permitted to resign as Servicer.  Performance Guarantor and the SPV may share some expenses, but these are not expected to be material and, in any event, will be allocated between the entities on a basis reasonably related to the cost of the services involved and each entity’s actual use of such services.  Obligors on the Receivables transferred to the SPV will not be notified that their Receivables have been transferred to the SPV.

12.                  The SPV is held out to the public as a separate entity apart from Performance Guarantor, including as described under Part I: Description of the Transactions in the Opinion.

13.                  Performance Guarantor maintains its own stationery and other business forms separate from the SPV’s and conducts business in its own name (including, without limitation, its contracts and written communications).

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14.                  Performance Guarantor adheres in all materials respects to corporate formalities in all transfers of assets and other transactions between Originator and the SPV.  In general, Performance Guarantor observes appropriate corporate formalities under applicable law.

15.                  Performance Guarantor does not currently, and does not intend to, guaranty, and is not otherwise obligated to repay, the SPV’s liabilities.

16.                  At closing, Performance Guarantor will: (a) be solvent; (b) be adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes and taking into account pending and threatened claims; and (c) intends to, and believes that it will be able to, pay its debts as they mature.  As a result, Performance Guarantor is intended to (and is reasonably believed to) be able to survive as a stand-alone entity.

17.                  Performance Guarantor does not pay the SPV’s expenses, except as specifically provided in the Agreements.  Any allocations of direct, indirect or overhead expenses for items shared between Performance Guarantor and the SPV are made among such entities to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.

18.                  Performance Guarantor has not held itself out, nor does it intend to do so in the future, as responsible for the SPV’s debts.

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